As filed with the Securities and Exchange Commission on May 23, 2014
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1902018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2273 Research Boulevard, Suite 400 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

THIRD AMENDED AND RESTATED EMERGENT
BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

(Full title of the plan)

A.B. Cruz III
Executive Vice President, General Counsel and Corporate Secretary
Emergent BioSolutions Inc.
2273 Research Boulevard, Suite 400
Rockville, Maryland 20850
(Name and address of agent for service)
(301) 795-1800
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                                                                                    Accelerated filer ☒
Non-accelerated filer ☐                                                                                    Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value per share	4,000,000	$20.47	$81,880,000	$10,546.14

(1)	Consists of 4,000,000 additional shares of common stock issuable under the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan. Each share of common stock also includes the associated Series A Junior Participating Preferred Stock purchase right. In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the company's common stock on the New York Stock Exchange on May 21, 2014.

 INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 4,000,000 shares of the company's common stock, $0.001 par value per share, issuable under the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan (the "Stock Incentive Plan").  In accordance with General Instruction E to Form S-8, the contents of the following registration statements previously filed by the company with respect to securities offered pursuant to prior versions of the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan are hereby incorporated by reference: Form S-8, Registration No. 333-184699, filed on November 1, 2012, Form S-8, Registration No. 333-161154, filed on August 7, 2009 and Form S-8, Registration No. 333-139190, filed on December 8, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The information called for in Part I of Form S-8 will be included in a prospectus to be distributed to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.                         Incorporation of Documents by Reference.†

Item 4.                        Description of Securities.

    Not applicable.
Item 5.	Interests of Named Experts and Counsel.
The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by A.B. Cruz III, Executive Vice President, General Counsel and Corporate Secretary of the company. Mr. Cruz is compensated by the Company as an employee and holds awards granted under the company's Stock Incentive Plan.
Item 6.	Indemnification of Directors and Officers.†

Item 7.	Exemption from Registration Claimed.
Not applicable.
Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.†

†  In accordance with General Instruction E to Form S-8, the contents of the following registration statements previously filed by the company with respect to securities offered pursuant to prior versions of the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan are hereby incorporated by reference: Form S-8, Registration No. 333-184699, filed on November 1, 2012, Form S-8, Registration No. 333-161154, filed on August 7, 2009 and Form S-8, Registration No. 333-139190, filed on December 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, Maryland, on this 23rd day of May 2014.

EMERGENT BIOSOLUTIONS INC.

By:        /s/ A.B. Cruz III
A.B. Cruz III
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Emergent BioSolutions Inc., hereby severally constitute and appoint Daniel J. Abdun-Nabi, President and Chief Executive Officer, Robert G. Kramer, Executive Vice President, Corporate Services, Chief Financial Officer and Treasurer, and A.B. Cruz III, Executive Vice President, General Counsel and Corporate Secretary, and each of them singly, and any successor or successors to such offices held by each of them, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Emergent BioSolutions Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel J. Abdun-Nabi Daniel J. Abdun-Nabi	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2014

/s/ Robert G. Kramer Robert G. Kramer	Executive Vice President, Corporate Services, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 23, 2014

/s/ Fuad El-Hibri Fuad El-Hibri	Executive Chairman of the Board	May 23, 2014

/s/ Dr. Sue Bailey Dr. Sue Bailey	Director	May 23, 2014

/s/ Zsolt Harsanyi, Ph.D. Zsolt Harsanyi, Ph.D.	Director	May 23, 2014
/s/ General George A. Joulwan General George A. Joulwan	Director	May 23, 2014
/s/ Dr. John E. Niederhuber Dr. John E. Niederhuber	Director	May 23, 2014

/s/ Ronald B. Richard Ronald B. Richard	Director	May 23, 2014

/s/ Louis W. Sullivan, M.D. Louis W. Sullivan, M.D.	Director	May 23, 2014
/s/ Marvin L. White Marvin L. White	Director	May 23, 2014

EXHIBIT INDEX

Exhibit Number	Description
4.1

Restated Certificate of Incorporation of the company (incorporated by reference to Exhibit 4.1 to the company's Registration Statement on Form S-8 (Registration No. 333-139190) filed on December 8, 2006).

4.2	Amended and Restated By-laws of the company (incorporated by reference to Exhibit 3 to the company's Current Report on Form 8-K filed on August 16, 2012).
4.3
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the company's Registration Statement on Form S-1 (Registration No. 333-136622) filed on October 20, 2006).

4.4

Rights Agreement, dated November 14, 2006, between the company and American Stock Transfer & Trust company (incorporated by reference to Exhibit 4.3 to the company's Registration Statement on Form S-8 (Registration No. 333-139190) filed on December 8, 2006).

5*	Opinion of A.B. Cruz III, Executive Vice President, General Counsel and Corporate Secretary of the company, regarding the validity of the shares of Common Stock being offered hereby.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of A.B. Cruz III, Executive Vice President, General Counsel and Corporate Secretary (included in Exhibit 5 filed herewith).
24*	Power of Attorney (included on the signature page to this registration statement).
99
Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan (incorporated by reference to Appendix A to the company's definitive proxy statement on Schedule 14A filed on April 7, 2014).

__________________________________
*  Filed herewith.